Exhibit 99.2
SAN MARCOS, Texas, May 21, 2014 /PRNewswire/ -- Quantum Materials Corp. (QTMM) provided an update on its acquisition of the intermediate quantum dot production equipment that was initiated earlier this year.

In February, Quantum Materials Corp. (QMC) indicated that it had closed on funding necessary to acquire and deploy automated equipment for significantly increased Tetrapod Quantum Dot (TQD) production.  This production capacity has been designed to provide a reliable means of scaling quantum dot manufacturing under conditions that tightly control synthesis parameters that are necessary for high quality materials.

Quantum Materials Corp. Chairman and CEO Stephen B. Squires announced, "Forecasts for quantum dots across several industries have increasingly described a market under rapid expansion."  He continued, "We anticipate that notable consumer product launches incorporating Quantum Dot technologies will capture the attention of the public as we move into 2015 and beyond.  I am especially pleased that our team was able to push well beyond our initial target production goals for this system, which gives us high confidence in continued scalability to take quantum dots from a novelty to a commodity."

Vice President of R&D, David Doderer further explained QMC's scaled production, "Design for our higher capacity system has been finalized and is being prepared for commissioning in our lab here in Texas.  We are pleased that the engineering of the system progressed according to our short delivery schedule."  He added, "From a quality point of view, we saw tight control over uniformity and very narrow line width emission near 30nm FWHM under many synthesis conditions.  This is especially important for the electronic display and solid state lighting applications that we are pursuing, in that true color delivery is critical in the design of modules, films, and related electrical components.  Importantly, the adoption of quantum dots as a high performance replacement for convention materials can realistically be planned for design cycles when the availability of both high quality and quantity are assured.  This system is an exciting milestone for the Company to drive advanced products forward in the market."

Squires concluded, "Quantum Materials plans that the next larger system, expected to be deployed in a similarly expedited schedule, will place the Company far ahead of the competition in the ability to supply reliable industrial quantities of quantum dots."

Quantum Materials is also researching and developing TQD-infused films and printed films for medical devices, solid state lighting applications, electronic displays, and quantum dot solar cells.

About Quantum Materials Corp.

Quantum Materials Corp. develops and manufactures Tetrapod Quantum Dots for use in medical, display, solar energy and lighting applications through its patent pending volume production process. Quantum dot semiconductors enable a new level of engineered performance in a wide array of established consumer and industrial products. QMC's volume manufacturing methods enable consistent QD quality and scalable cost reductions to drive innovative discovery to commercial success. (http://www.qmcdots.com)

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that involve risks and uncertainties concerning business, products, and financial results. Actual results may differ materially from the results predicted. More information about potential risk factors that could affect our business, products, and financial results are included in our annual report and in reports subsequently filed with the Securities and Exchange Commission ("SEC"). All documents are available through the SEC's EDGAR System at http://www.sec.gov/ or www.QMCdots.com. We hereby disclaim any obligation to publicly update the information provided above, including forward-looking statements, to reflect subsequent events or circumstances.

Contact:
Art Lamstein
Director of Marketing
Quantum Materials Corp.
415.609.4969
artlamstein@QMCdots.com

Media:
Rich Schineller
941.780.8100
rich@prmgt.com

2